FOR IMMEDIATE RELEASE

For more information, contact:

Richard L. Bergmark, + 1 713 328 2101

Fax: +1 713 328 2151

CORE LAB REPORTS Q1 2009 RESULTS:

YEAR-OVER-YEAR Q1 NET INCOME AND EPS INCREASE;

CASH AND FREE CASH FLOW AT RECORD LEVELS

AMSTERDAM (22 April 2009) - Core Laboratories N.V. (NYSE: "CLB") reported first quarter 2009 revenue of $178,876,000, which was approximately equal to revenue reported for the first quarter of 2008. Net income for the quarter was $29,192,000, including foreign exchange losses, compared with net income of $26,747,000 for the first quarter of 2008. Earnings per diluted share (EPS) for the first quarter of 2009 were $1.26, while EPS for the year-earlier quarter were $1.11.

Excluding foreign exchange losses that equaled $0.05 per share, Core's EPS for the first quarter of 2009 was $1.31, compared with last year's first quarter adjusted EPS of $1.23.

Operating income for the first quarter of 2009 reached $48,507,000, excluding the effects for foreign exchange losses. First quarter operating margins, defined as operating income excluding the effects of foreign exchange divided by revenue, were 27%, which is comparable with the year-earlier first quarter operating margins using adjusted operating income.

Free cash flow, defined as cash from operations minus capital expenditures, reached an all-time quarterly high of $47,463,000, and quarter-ending cash was $73,036,000, the highest quarter-end total ever recorded by the Company. For the quarter, free cash flow topped $2.00 per diluted share, while cash totaled $3.15 per diluted share. Core utilized some of this free cash to repurchase shares in the quarter after receiving shareholder authorization on 29 January 2009 to repurchase up to 25.6% of the Company's issued share capital. Core's total average outstanding share count of 23,210,000 is now at its lowest level since the third quarter of 1997. In addition, during the past year, Core's indebtedness, net of cash, has been reduced from approximately $271,000,000 to approximately $165,000,000, a decrease of $106,000,000, or nearly 40%.

First quarter results were supported by year-over-year first quarter revenue and operating profit gains for Reservoir Description operations and revenue gains for Reservoir Management operations. Both operating segments have significant international operations and projects, which include deepwater exposure on both southern Atlantic coastlines. Production Enhancement operations, with greater exposure to North American natural gas markets, posted slightly lower first quarter revenue and operating profit totals. Increased market penetration by, and acceptance of, recently introduced Production Enhancement services and products largely offset the significant decline in North American drilling activities.

Segment Highlights

Core Laboratories reports results under three operating segments: Reservoir Description, Production Enhancement, and Reservoir Management.

Reservoir Description

Reservoir Description operations reported quarterly revenue of $102,523,000, up 2% from year-earlier totals, and operating income of $24,752,000, up 8% from last year's first quarter. Excluding adjustments, operating income totaled $26,428,000, up 23% from last year's first quarter total. Operating margins were 24%, or 26% excluding currency effects, up 440 basis points over year-earlier margins that exclude non-operational gains.

Reservoir Description margins benefited from de-emphasis of its Russian operations and downsizing of its Mexican, Venezuelan, and Nigerian operations over the past three years, as the Company focused on development and production-related crude-oil projects almost to the exclusion of more cyclical exploration-related activities.

During the quarter, Reservoir Description continued large-scale core analyses studies, reservoir fluids phase-behavior projects, and crude oil and derived petroleum products characterization studies on a global basis. Significant projects continue in the Middle East, Asia-Pacific, and offshore deepwater regions of the southern Atlantic margins and Gulf of Mexico.

Production Enhancement

Production Enhancement operations posted first quarter 2009 revenue of $63,100,000 and operating income of $18,324,000, or $18,594,000 excluding currency effects. Year-over-year first quarter revenue was down 6%; operating income was down 16%; and operating income, excluding currency effects, was down 15%, reflecting the effects of the significant declines in North American drilling activity. Operating margins were 29% for the quarter.

Given that North American drilling activity was down over 27% from the first quarter of 2008, Production Enhancement operations performed relatively well, primarily because of continued market penetration by the Company's HEROTM, SuperHEROTM, and SuperHERO Plus+TM line of perforating charges and Core's patented and proprietary fracture diagnostic services. Because these products and services are more focused on high-end well completion and stimulation programs, mainly in the Barnett, Haynesville, Fayetteville, Marcellus, and Muskwa/Montney shale plays, increased demand for Core's specialized services outpaced the significant decrease in drilling of lower-end, vertical natural gas wells. The HERO line of charges continued to increase its market penetration and accounted for 65% of all perforating charges sold by Core in the first quarter.

In addition, the Company has successfully introduced a SpectraChem Plus+TM service. This enhanced service enables natural gas producers to determine the efficiency and effectiveness of frac fluid flowback from a stimulated formation. This new service also determines whether reservoir formation fluids are present in the returned fluids. The presence of reservoir formation fluids in the frac fluid returns can lead an operator to perform excessive reservoir cleanup, which increases costs and could lower productivity.

Reservoir Management

Reservoir Management operations recorded first quarter 2009 revenue of $13,253,000, up 11% from the year-earlier quarter; operating income of $3,478,000; and an operating margin of 26%. Excluding foreign exchange losses, operating income was $3,673,000, and the operating margin was 28%.

The Company has six ongoing joint-industry projects and studies in the western south Atlantic margin offshore Brazil, including several in deepwater, and five joint-industry projects continuing on the eastern south Atlantic margin offshore West Africa, also including the deepwater. In total, over 40 international oil companies are participating in these studies, including Petrobras, ExxonMobil, Shell, Total, BP, Conoco, Chevron, Anadarko, Hess, Devon, Statoil, Occidental, Newfield, and Repsol.

Core also continues to expand joint-industry projects in its North American Gas Shales study, now with 62 companies, and is conducting subset studies in the Haynesville Shale for 33 companies and the Marcellus Shale for 22 companies.

Free Cash Flow, Cash, and Share Repurchase Program

For the first quarter of 2009, Core generated approximately $50,118,000 in cash from operations and had approximately $2,655,000 in capital expenditures. Free cash flow for the quarter totaled approximately $47,463,000, the highest quarterly total ever recorded by the Company, topping $2.00 per diluted share. Cash reached $73,036,000, which was the highest quarter-ending level ever reported by Core, and it represents $3.15 of cash per diluted outstanding share. In addition, indebtedness, net of cash, was reduced to $165,000,000 from the year-ago total of $271,000,000, a decrease of $106,000,000, or nearly 40%.

During the first quarter of 2009, Core repurchased approximately 121,605 shares for approximately $7,885,000, an average price of $64.84 per share. From the initiation of the Stock Repurchase Program in October 2002, Core has repurchased 15,463,000 shares for approximately $632,000,000, at an average share price of about $40.89. Core's average outstanding diluted share count of 23,210,000 is at its lowest level since the third quarter of 1997. On 29 January 2009, the Company received shareholder authorization to repurchase up to 25.6% of its issued share capital until 29 July 2010.

In addition to share repurchases, Core could use its free cash flow and cash balances to repurchase debt, fund internal growth, make strategic acquisitions, or pay dividends to the Company's shareholders. Core intends to allocate cash to those activities that the Company believes will yield the highest overall return for its shareholders.

Implementation of FSP-APB 14-1

The Company has implemented FASB Staff Position No. APB 14-1 (APB 14-1) in the first quarter of 2009 as mandated by the FASB. APB 14-1 determines accounting treatment for convertible debt instruments that may be settled partially, or fully, in cash. Core currently has approximately $239,000,000 of Notes outstanding that mature on 31 October 2011 and have an interest rate coupon of 0.25%. APB 14-1 requires Core to bifurcate these Notes on its balance sheet into equity and debt components. The Company has calculated a theoretical non-cash interest expense based on a similar debt instrument carrying a fixed interest rate but excluding the equity conversion feature and measured at fair value at the time the Notes were issued. This fixed interest rate was then applied to the debt component of the Notes in the form of an original issuance discount and amortized over the life of the Notes as a non-cash interest charge.

This new accounting results in a 7.48% total effective interest rate, which produced a non-cash interest expense of approximately $0.10 per diluted share per quarter. The Company will continue to only pay cash interest charges of 0.25% per annum, which is the stated coupon on the Notes, whereas the additional 7.23% of interest expense resulting from the implementation of APB 14-1 is a non-cash expense, and accordingly, the cash balance of the Company will not be impacted.

Q2 2009 Earnings Guidance

For the second quarter of 2009, Core expects revenue to range between $172,000,000 and $178,000,000 and EPS to range between $1.23 and $1.27. The mid-point of this guidance would generate operating margins of 26% to 27% while yielding a year-over-year reduction in earnings of only about 11% compared with last year's second quarter. The Company believes that activities, work flows, and operating margins outside of North America will remain constant while North American activity levels will continue to decline due to lower natural gas prices and seasonal work interruptions in Canada. This guidance excludes any gains or losses that may originate from the repurchase of outstanding debt and any effects of foreign currency translations. Last year, the Company reported revenue of $197,688,000 and EPS, excluding items, of $1.41 per diluted share for the second quarter. The Company is unable, at this time, to provide 2009 annual guidance with a high degree of confidence.

Adjustment to Convertible Notes Exchange Rate

On 16 April 2009, the Company declared a $0.10 dividend payable on 27 May 2009 to shareholders of record on 27 April 2009. This results in an adjustment to the Exchange Rate on our Senior Exchangeable Notes. The new exchange rate is 10.6825 per $1,000 principal amount of the outstanding notes and is effective 28 April 2009.

The Company has scheduled a conference call to discuss this quarter's earnings announcement. The call will begin at 7:30 a.m. CDT on Thursday, 23 April 2009. To listen to the call, please go to Core's website at www.corelab.com.

Core Laboratories N.V. (www.corelab.com) is a leading provider of proprietary and patented reservoir description, production enhancement, and reservoir management services used to optimize petroleum reservoir performance. The Company has over 70 offices in more than 50 countries and is located in every major oil-producing province in the world.

This release includes forward-looking statements regarding the future revenues, profitability, business strategies and developments of the Company made in reliance upon the safe harbor provisions of Federal securities law. The Company's outlook is subject to various important cautionary factors, including risks and uncertainties related to the oil and natural gas industry, business conditions, international markets, international political climates and other factors as more fully described in the Company's 2008 Form 10-K filed on 20 February 2009, and in other securities filings. These important factors could cause the Company's actual results to differ materially from those described in these forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company's future performance. The Company undertakes no obligation to publicly update any forward looking statement to reflect events or circumstances that may arise after the date of this press release.

CORE LABORATORIES N.V. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except share and per share data)

(UNAUDITED)

	Three Months Ended
	31 March 2009	31 March 2008

REVENUES	$ 178,876	$ 179,437

OPERATING EXPENSES:
Costs of services and sales	116,032	119,473
General and administrative expenses	9,274	8,289
Depreciation and amortization	5,708	5,239
Other expense, net	1,243	2,065
	132,257	135,066

OPERATING INCOME	46,619	44,371
INTEREST EXPENSE	3,800	4,782

INCOME BEFORE INCOME TAX EXPENSE	42,819	39,589
INCOME TAX EXPENSE	13,580	12,739
NET INCOME	29,239	26,850
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	47	103
NET INCOME ATTRIBUTABLE TO CORE LABORATORIES N.V.	$ 29,192	$ 26,747

Diluted Earnings Per Share:	$ 1.26	$ 1.11

WEIGHTED AVERAGE DILUTED COMMON
SHARES OUTSTANDING	23,210	23,998

SEGMENT INFORMATION:

Revenues:
Reservoir Description	$ 102,523	$ 100,501
Production Enhancement	63,100	67,024
Reservoir Management	13,253	11,912
Total	$ 178,876	$ 179,437

Operating income:
Reservoir Description	$ 24,752	$ 23,018
Production Enhancement	18,324	21,940
Reservoir Management	3,478	4,227
Corporate and other	65	(4,814)
Total	$ 46,619	$ 44,371

CORE LABORATORIES N.V. & SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(amounts in thousands)

(Unaudited)
ASSETS:	31 March 2009	31 December 2008

Cash and Cash Equivalents	$ 73,036	$ 36,138
Accounts Receivable, net	131,557	144,293
Inventory	32,976	34,838
Other Current Assets	20,792	20,376
Total Current Assets	258,361	235,645

Property, Plant and Equipment, net	100,582	103,463
Intangibles, Goodwill and Other Long Term Assets, net	184,343	182,427
Total Assets	$ 543,286	$ 521,535

LIABILITIES AND EQUITY:

Accounts Payable	$ 27,218	$ 41,588
Other Current Liabilities	59,429	54,102
Total Current Liabilities	86,647	95,690

Long-Term Debt	198,106	194,568
Other Long-Term Liabilities	49,602	42,992
Total Equity	208,931	188,285
Total Liabilities and Equity	$ 543,286	$ 521,535

CORE LABORATORIES N.V. & SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOW

(amounts in thousands)

(Unaudited)

Three Months Ended
31 March 2009

CASH FLOWS FROM OPERATING ACTIVITIES	$ 50,118

CASH FLOWS FROM INVESTING ACTIVITIES	$ (3,247)

CASH FLOWS FROM FINANCING ACTIVITIES	$ (9,973)

NET CHANGE IN CASH AND CASH EQUIVALENTS	36,898
CASH AND CASH EQUIVALENTS, beginning of period	36,138
CASH AND CASH EQUIVALENTS, end of period	$ 73,036

Non-GAAP Information

(UNAUDITED)

Management believes that the exclusion of certain income and expenses enables it to evaluate more effectively the Company's operations period-over-period and to identify operating trends that could otherwise be masked by the excluded items.  For this reason, we used certain non-GAAP measures that exclude these items; we felt that presentation provides the public a clearer comparison with the numbers reported in prior periods.

Reconciliation of Operating Income

(amounts in thousands, except share and per share data)

	Three Months Ended	Three Months Ended
	31 March 2009	31 March 2008

Operating Income	$ 46,619	$ 44,371
Foreign exchange	1,888	(746)
Gain on sale of building	-	(1,054)
Severance	-	758
Non-income related taxes	-	5,030
Operating Income excluding specific items	$ 48,507	$ 48,359

Reconciliation of Operating Income

(amounts in thousands, except share and per share data)

Three Months Ended 31 March 2009
	Reservoir Description	Production Enhancement	Reservoir Management

Operating Income	$ 24,752	$ 18,324	$ 3,478
Foreign exchange loss	1,676	270	195
Operating Income excluding specific items	$ 26,428	$ 18,594	$ 3,673

	Three Months Ended 31 March 2008
	Reservoir Description	Production Enhancement	Reservoir Management

Operating Income	$ 23,018	$ 21,940	$ 4,227
Foreign exchange (gain) loss	(557)	20	(18)
Gain on sale of building	(1,054)	-	-
Operating Income excluding specific items	$ 21,407	$ 21,960	$ 4,209

Reconciliation of Diluted Earnings Per Share

	Three Months Ended	Three Months Ended
	31 March 2009	31 March 2008

Diluted Earnings per Share	$ 1.26	$ 1.11
Foreign exchange (net of tax)	0.05	(0.02)
Gain on sale of building (net of tax)	-	(0.03)
Severance (net of tax)	-	0.02
Net impact of non-income related taxes	-	0.15
Diluted Earnings per Share excluding specific items	$ 1.31	$ 1.23

Free Cash Flow

Core uses the non-GAAP measure of free cash flow to evaluate its cash flows and results of operations. Free cash flow is an important measurement because it represents the cash from operations, in excess of capital expenditures, available to operate the business and fund non-discretionary obligations. Free cash flow is not a measure of operating performance under GAAP, and should not be considered in isolation nor construed as an alternative to operating income, net income, earnings per share, or cash flows from operating, investing, or financing activities, each as determined in accordance with GAAP. You should also not consider free cash flow as a measure of liquidity. Moreover, since free cash flow is not a measure determined in accordance with GAAP and thus is susceptible to varying interpretations and calculations, free cash flow as presented may not be comparable to similarly titled measures presented by other companies.

Computation of Free Cash Flow

(amounts in thousands)

Three Months
Ended
31 March 2009

Net cash provided by operating activities	$ 50,118
Less: capital expenditures	(2,655)
Free cash flow	$ 47,463

###